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                                                                    EXHIBIT 23.5

                        CONSENT OF LEHMAN BROTHERS INC.


                                  May 7, 1996



     We hereby consent to the inclusion in the Proxy Statement/Prospectus forming part of this Registration Statement of our opinion to the Board of Directors of HS Resources, Inc., attached as Annex C to such Proxy Statement/Prospectus, and the references to such opinion contained therein. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Securities Act"), and we do not thereby admit that we are experts with respect to any part of this Registration Statement within the meaning of the term "expert" as used in the Securities Act.


                                            LEHMAN BROTHERS INC.

                                            By:   /s/
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